EXHIBIT 32.1

February 26, 2008
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL ACCOUNTING AND FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002, PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Peter R. Frank, Chief Executive Officer and Principal Accounting and Financial Officer of GSC Acquisition Company (the ‘‘Company’’), certify that, to the best of my knowledge:

(1)
the annual report of the Company on Form 10-K for the annual period ending December 31, 2008 (the ‘‘Report’’) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the Report.

/s/ Peter R. Frank
Peter R. Frank
Chief Executive Officer and Principal Accounting and Financial Officer

A signed original of this written statement required by Section 906 has been provided to GSC Acquisition Company and will be retained by GSC Acquisition Company and furnished to the Securities and Exchange Commission or its staff upon request.